UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXA CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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EXA CORPORATION

55 Network Drive

Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend a Special Meeting of Stockholders, which is being held as follows:

Date:	August 28, 2013

Time:	10:00 a.m., local time

Location:	Exa Corporation
55 Network Drive Burlington, Massachusetts 01803

At the Special Meeting, we will ask our stockholders to approve an amendment to our amended and restated certificate of incorporation that will reduce the number of authorized shares of our common stock from 195,000,000 to 30,000,000. No other business will be conducted at the meeting.

You may vote on this matter in person, by proxy or via the internet or telephone. Whether or not you plan to attend the meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or internet or telephone vote and vote your shares in person. Only stockholders of record at the close of business on July 17, 2013 may vote at the meeting.

By order of the Board of Directors,

John D. Patterson, Jr. Secretary

July 26, 2013

PROXY STATEMENT

FOR THE

EXA CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON AUGUST 28, 2013

This proxy statement is also available for viewing, printing and downloading at www.envisionreports.com/Exa.

INFORMATION ABOUT THE MEETING

The Meeting

A Special Meeting of Stockholders of Exa Corporation will be held at 10:00 a.m., local time, on Wednesday, August 28, 2013 at our headquarters located at 55 Network Drive, Burlington, Massachusetts 01803. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on an amendment to our amended and restated certificate of incorporation, which we refer to as the share reduction amendment, that if approved will have the effect of reducing the number of authorized shares of our common stock from 195,000,000 to 30,000,000. No other business will be conducted at the special meeting.

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the special meeting (including any adjournment or postponement of the special meeting).

•	This proxy statement summarizes information about the proposal to be considered at the special meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the special meeting in accordance with your instructions.

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

We will mail this proxy statement and the enclosed proxy card to stockholders for the first time on or about July 31, 2013.

Who May Vote

Holders of record of our common stock at the close of business on July 17, 2013 are entitled to one vote per share of common stock on each proposal properly brought before the special meeting.

A list of stockholders entitled to vote will be available at the special meeting. In addition, you may contact our Chief Financial Officer, Edmond L. Furlong, at our offices located at 55 Network Drive, Burlington, Massachusetts 01803, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., local time, on any business day from August 18, 2013 to the time of the special meeting.

How to Vote

You are entitled to one vote at the special meeting for each share of common stock registered in your name at the close of business on July 17, 2013, the record date for the special meeting. You may vote your shares at the special meeting in person, by proxy or via the internet or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote in person, you must attend the special meeting, and then complete and submit the ballot provided at the special meeting.

•

To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the special meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the special meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the share reduction amendment.

•

To vote via the internet, you must access the website for internet voting at www.envisionreports.com/EXA. Please have the enclosed proxy card handy when you access the website and follow the on screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day until 1:00 a.m. on August 28, 2013. If you vote via the internet, you do not have to return your proxy card via mail.

•

To vote via telephone, use any touch-tone telephone and call 1-800-652-8683 to transmit your voting instructions up until 1:00 a.m. Eastern Time on August 28, 2013. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If you vote by proxy or via the internet or telephone, you may revoke your vote at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy or via the internet or telephone on a later date; or

•	attending the special meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

If a broker or nominee holds shares of our common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the share reduction amendment. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card.

If your broker holds your shares in its name, it will be permitted to vote on the approval of the share reduction amendment, even if it does not receive instructions from you.

Quorum Required to Transact Business

At the close of business on July 17, 2013, 13,320,919 shares of common stock were outstanding. Our by-laws require that a majority of the outstanding shares of our common stock be represented, in person or by proxy, at the special meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions as shares represented at the meeting in determining whether a quorum exists.

Multiple Stockholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement, unless you provided our transfer agent with contrary instructions.

This practice, known as “householding,” is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement and enclosed proxy card by sending a written request to Exa Corporation, attention Edmond L. Furlong, Chief Financial Officer, 55 Network Drive, Burlington, Massachusetts 01803, or by calling Mr. Furlong at (781) 564-0220. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling (800) 542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (877) 373-6374 or writing to Computershare Investor Services at P.O. Box. 43078, Providence, RI 02940-3078.

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, currently authorizes us to issue up to 195,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. On June 25, 2013, our Board of Directors unanimously adopted a resolution to amend Section IV.A of our certificate of incorporation, subject to stockholder approval, to reduce the number of shares of common stock that we are authorized to issue to 30,000,000 shares, which we refer to as the share reduction amendment. No change will be made to the other provisions of our certificate of incorporation or to the rights and privileges of our common stock as a result of the share reduction amendment, and the amendment will not affect the number of shares of our common stock that are outstanding.

As of July 17, 2013, there were 13,320,919 shares of our common stock issued and outstanding and 32,502 shares held in treasury. 2,907,568 shares were reserved for issuance under our common and preferred stock option plans, 461,538 shares were reserved for issuance under our 2011 Employee Stock Purchase Plan and 21,538 shares were reserved for issuance upon the exercise of outstanding warrants.

Our Board of Directors’ primary reason for approving the share reduction amendment is to reduce the amount of our annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Based on our current capital structure and current Delaware tax rates, our annual Delaware state franchise tax is $180,000. If the share reduction amendment does not pass, we expect that we will continue to be required to pay this amount each year for the Delaware state franchise tax for the foreseeable future. If, however, the stockholder reduction amendment is passed, we estimate, based on our current asset level, that our annual Delaware state franchise tax would be reduced by over $100,000. Under Delaware law, however, if an amendment changing the number of shares of authorized stock becomes effective during the year, the amount of franchise tax for that year will be calculated on a prorated basis, based on the date of passage of that amendment. Accordingly, if the share reduction amendment is approved we expect that the actual reduction in our Delaware state franchise tax payable with respect to fiscal year 2014 will be approximately $46,000.

To implement the share reduction amendment, Section IV.A of our certificate of incorporation would be amended to read as follows: “This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is thirty-five million (35,000,000) shares. Thirty million (30,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).” A copy of the proposed Amendment is set forth in Appendix A hereto.

The proposed decrease in the number of authorized shares of common stock could have adverse effects on us. Our Board of Directors will have less flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, stock dividend or follow on offering. In the event that our Board of Directors determines that it would be in our best interest to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders.

Except for (i) shares of common stock reserved for issuance upon exercise of stock options under our stock option plans, (ii) shares reserved for issuance under our 2011 Employee Stock Purchase Plan, and (iii) shares of common stock reserved for issuance upon exercise of outstanding warrants, our Board has no current plans to issue additional shares of common stock.

Vote Required

A quorum being present, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to approve the share reduction amendment. Votes may be cast for or against the share reduction amendment or may abstain; votes that abstain will have the effect of a vote against the share reduction amendment.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE SHARE

REDUCTION AMENDMENT.

INFORMATION ABOUT COMMON STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of July 17, 2013 by:

•	each person or entity known by us to beneficially own more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 17, 2013, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Exa Corporation, 55 Network Drive, Burlington, Massachusetts 01803.

Each stockholder’s percentage ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based on 13,320,919 shares of our common stock outstanding as of July 17, 2013. Amounts under the heading “Right to Acquire” represent shares that may be acquired upon exercise of outstanding stock options or warrants exercisable within 60 days of the date of the table.

Name of Beneficial Owner	Shares Outstanding	Right to Acquire	Total	Percentage of Shares Outstanding
Boston Capital Ventures IV Limited Partnership (1)	2,798,257	—	2,798,257	21.0%
FMR, LLC (2)	2,105,642	—	2,105,642	15.8%
Columbia Wanger Asset Management, LLC (3)	1,444,080	—	1,444,080	10.8%
Massachusetts Financial Services Company (4)	1,024,560	—	1,024,560	7.7%
Discovery Equity Partners, L.P. (5)	703,383	—	703,383	5.3%
Stephen A. Remondi	122,359	584,615	706,974	5.1%
Edmond L. Furlong	72,836	230,769	303,605	2.2%
Jean-Paul Roux	128,289	45,191	173,480	1.3%
Hudong Chen	51,611	153,845	205,456	1.5%
James Hoch	37,541	146,153	183,694	1.4%
John J. Shields, III (6)	14,334	—	14,334	*
John William Poduska (7)	81,201	19,230	100,431	*
Wayne Mackie	20,000	34,614	54,614	*
John F. Smith, Jr.	4,000	34,614	38,614	*
Robert Schechter	—	34,614	34,614	*
All current executive officers and directors (11 persons)	547,171	1,288,332	1,835,503	12.6%

*	Less than 1.0%
(1)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. The address of Boston Capital Ventures IV Limited Partnership (“BCV

IV”) is 84 State Street, Suite 320, Boston, Massachusetts 02109. Boston Capital Partners IV LLC is the general partner of BCV IV. John J. Shields, III and Johan von der Goltz are the managing members of Boston Capital Partners IV LLC, and each has voting and dispositive power over our shares held by BCV IV. In addition to the shares listed above, Mr. von der Goltz is the record owner of 40,292 shares of our common stock.
(2)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2013. Consists of shares beneficially owned by Fidelity Ventures Ltd. (“Ventures”), a Massachusetts partnership. The general partner of Ventures is Fidelity Capital Associates, Inc., a Massachusetts corporation, which is a wholly-owned subsidiary of FMR LLC. FMR LLC may be deemed to beneficially own any shares held directly or indirectly by Ventures. The address of FMR LLC and Ventures is 82 Devonshire Street, Boston, Massachusetts 02109. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
(3)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on January 9, 2013. Consists of 872,060 shares beneficially owned by Columbia Acorn Fund, an investment company registered under Section 8 of the Investment Company Act of 1940, for which Columbia Wanger Asset Management, LLC serves as investment adviser, and 572,020 shares beneficially owned by other funds or accounts managed by Columbia Wanger Asset Management, LLC. The address of Columbia Acorn Fund and Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Columbia Wanger Asset Management, LLC has sole voting power over 1,329,017 of our shares beneficially owned by it and sole dispositive power over all shares beneficially owned by it. Columbia Acorn Fund has sole voting and dispositive over all shares beneficially owned by it.
(4)	Based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2013. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199. Massachusetts Financial Services Company has sole dispositive power of all of our shares beneficially owned by it and sole voting power over 962,660 of our shares beneficially owned by it.
(5)	Based on information contained in a report on Schedule 13D, filed with the Securities and Exchange Commission on May 29, 2013. Consists of 703,383 shares beneficially owned by Discovery Equity Partners, L.P., an Illinois limited partnership (“Discovery Partners”). The general partner of Discover Partners is Discovery Group I, LLC, a Delaware limited liability company (“Discovery Group”). Daniel J. Donoghue and Michael R. Murphy are managing members of Discovery Group. The address of Discovery Partners, Discovery Group and Messrs. Donoghue and Murphy is 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606. Discovery Partners, Discovery Group and Messrs. Donoghue and Murphy share dispositive and voting power over all shares beneficially owned by Discovery Partners.
(6)	Includes 4,699 shares held by King’s Point Holdings Incorporated, for which Mr. Shields serves as the chief executive officer and president. Mr. Shields and his spouse share voting and investment power over the shares held by King’s Point Holdings Incorporated. Mr. Shields may also be deemed to beneficially own shares of our stock held by BCV IV.
(7)	Includes 50,192 shares held by Poduska Family Limited Partnership II. Belmont Management Corporation, of which Dr. Poduska’s five adult children own all the issued and outstanding shares, is the general partner of Poduska Family Limited Partnership II. Dr. Poduska, under an agreement between Belmont Management Corporation and Eagle’s Nest Scientific, Inc., which is wholly owned by Dr. Poduska and of which Dr. Poduska is the president, treasurer and sole director, exercises sole voting and investment power over the shares held by Poduska Family Limited Partnership II.

OTHER MATTERS

Other Business

Our bylaws provide that no business may be conducted at a special meeting of stockholders other than the business specified in the notice of the meeting. Accordingly, no business other than the consideration of the share reduction amendment will be conducted at the special meeting.

Stockholder Proposals for 2014 Annual Meeting

Under applicable rules of the Securities and Exchange Commission, a stockholder who intends to request that a proposal to be made at the 2014 annual meeting of stockholders be included in our 2014 proxy statement must submit the proposal to us by January 8, 2014. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

In addition, under our by-laws, for a stockholder’s proposal to be brought before the 2014 annual meeting of our stockholders, the stockholder must give written notice to our Secretary at the address specified no later than sixty (60) days and not more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, which will be June 11, 2014, and if the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after that date, then notice must be given to our Secretary by the later of sixty (60) days prior to the date of the annual meeting or ten (10) days following the public disclosure of the date of the annual meeting is given.

Appendix A

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EXA CORPORATION

Exa Corporation, a Delaware corporation, does hereby certify that this Amendment to Amended and Restated Certificate of Incorporation has been duly proposed by the Board of Directors of the corporation and adopted by its stockholders in the manner and by the vote prescribed by Sections 222 and 242 of the General Corporation Law of Delaware.

1. The name of the corporation (hereinafter called the “Corporation”) is Exa Corporation.

2. The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by deleting Section IV.A of the Certificate of Incorporation and substituting the following therefor:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is thirty-five million (35,000,000) shares. Thirty million (30,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).”

3. Said amendment shall become effective immediately upon filing of this certificate with the Secretary of State of the State of Delaware. All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Stephen A. Remondi, its President and Chief Executive Officer, this             day of             , 2013.

EXA CORPORATION

By:
Stephen A. Remondi

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on August 28, 2013.
Vote by Internet
• Go to www.envisionreports.com/EXA

• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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+

A	Proposal — The Board of Directors recommends a vote FOR the Proposal.

		For	Against	Abstain
1.	Approval of an amendment to Exa Corporation’s Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 195,000,000 to 30,000,000.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy – Exa Corporation

Special Meeting of Stockholders

This proxy is solicited on behalf of the Board of Directors of Exa Corporation for the Special Meeting to be held August 28, 2013

Stephen A. Remondi and Edmond L. Furlong, or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Exa Corporation to be held at Exa Corporation’s headquarters located at 55 Network Drive, Burlington, Massachusetts 01803, at 10:00 a.m. EDT on Wednesday, August 28, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Proposal.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Item to be voted appears on reverse side.)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON AUGUST 28, 2013: THE PROXY STATEMENT AND OTHER PROXY MATERIALS, AS WELL AS DIRECTIONS TO ATTEND THE SPECIAL MEETING IN PERSON, ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/EXA.